Exhibit 10.30

                             CONSULTING AGREEMENT

      This AGREEMENT ("Agreement"), dated as of June 1, 2007, is made by and between Duska Therapeutics, Inc. a Nevada corporation with its principal place of business at Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004 (the "Company"), and James S. Kuo, M.D., M.B.A. of 1050 Scarlati Place, La Jolla, California 92037 ("Consultant").

      WHEREAS, the Company is seeking to raise capital through private placement of units (the "Units") with each unit consisting of one shares of common stock of the Company (the "Common Stock") and one warrant to purchase one share of common stock of the Company; and

      WHEREAS, the Company desires to engage Consultant as its representative in meetings with accredited investors (as such term is defined under Rule 501(a) of Regulation D issued by the Securities and Exchange Commission under the Securities Act of 1933) and who may be interested in purchasing Units from the Company (each a "Potential Investor", and collectively, "Potential Investors"); and

      WHEREAS, Consultant desires to be engaged by the Company on the terms provided herein;

      NOW, THEREFORE, the Company and Consultant agree as follows:

      1. DUTIES. Consultant agrees to discuss the Company with Potential Investors and, in connection therewith to describe the business of the Company, it prospects and its value proposition. Consultant shall have no authority to execute any documents on behalf of the Company, to bind the Company in any way on any matter or to hold himself out to any Potential Investor or any other person as being a representative of the Company. The Consultant will not be responsible for any outcome or damage to the Company as a result of the Company's present or future contact with any Potential Investor. Consultant will devote as much of his time to his duties hereunder as Consultant deems necessary to perform such services.

      2. TERM. This Agreement shall commence upon the date hereof and shall continue for a term that ends on the sooner of July 31, 2007 or the closing of the private placement (the "Closing"), unless extended by mutual consent of the parties. Either party may terminate this Agreement upon written notice delivered to the other party at least ten (10) business days prior to effective date of such termination.

      1. COMPENSATION. Promptly after the execution of this Agreement, Consultant will be awarded 10,000 options to purchase 10,000 shares of Common Stock at an exercise price of $0.50 per share (the "Options"). If the Closing occurs after June 30, 2007 and before July 31, 2007, Consultant shall receive an additional number of Options determined by multiplying 10,000 by the quotient of the number of days up to and including the Closing and 31. For the sake of clarity the formula is:

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     Number of Options granted
     during July if the Closing       =     10,000 x (Number of days up to and
     including                              closing/31)
     occurs in July

If the Closing does not occur before July 31, 2007, Consultant will be awarded an additional 10,000 Options on July 31, 2007.

      2.    REIMBURSEMENT.   The Company will  reimburse  Consultant  with  all
            accountable travel, entertainment, and any out-of-pocket expenses of Consultant incurred pursuant to this Agreement.

      5. TAXES. Consultant is responsible for paying any federal, state or local taxes on the consulting services provided under this Agreement.

      6. INDEPENDENT CONTRACTOR. At all times during the term of this Agreement, Consultant is and shall be an independent contractor, with the sole right to supervise, manage, operate, control, and direct the performance incident to the services. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationship of employee/employer or principal/agent, or otherwise create any liability whatsoever as partner, joint venturer, employer, employee, principal, or agent for either the Company or Consultant with respect to the indebtedness, liabilities, or obligations of each other or of any other person or entity.

      7. CONFIDENTIALITY. As a condition to this Agreement and the payment of any fees under Section 3 hereof, Consultant has executed and delivered to the Company a Confidentiality Agreement in the form attached hereto as Exhibit A (the "CDA"). The CDA shall survive the term of this Agreement or any earlier termination hereof. In the absence of a separately signed CDA, the Consultant agrees that the terms and provisions of the CDA are incorporated into this Agreement and that Consultant's signature herein also constitutes the Consultant's acceptance of the terms of the CDA.

      8. INDEMNIFICATION. The Company agrees to indemnify the Consultant against any and all losses, claims, damages or liabilities ("Damages") of any kind to which Consultant becomes subject directly or indirectly related to or arising in connection with the performance by Consultant of services hereunder, unless such Damages arose out of Consultant's negligence or willful misconduct of Consultant in connection with the performance of his duties under this Agreement.

      9.    MISCELLANEOUS.

            (a) This Agreement may not be assigned by the Company without the written consent of the Consultant, except that the Company shall assign this Agreement to any entity to which it conveys substantially all of its assets or into which it is merged or consolidated. The Consultant may not assign this Agreement.




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


            (b) This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Pennsylvania, without giving effect to the conflict of law provisions thereof.

            (c) This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained, except as otherwise stated herein.

            (d) Notices hereunder shall be deemed made if given by registered or certified mail with postage prepaid and addressed to the party to receive such notice at the address given above or as may hereafter be designated by notice.

            (e) This Agreement (including any Exhibits hereto and the documents delivered pursuant hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter.

            (f) If any term or other provision of this Agreement (or any Exhibit hereto) is invalid, illegal or incapable of being enforced under any law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner. It is expressly understood and agreed that the restrictions contained in this Agreement are reasonable and necessary to protect Duska. Accordingly, if a final judicial determination is made that the time, territory, scope or any other restriction contained in this Agreement is unreasonable or otherwise unenforceable, this Agreement shall not be rendered void, but shall be deemed amended to apply as to such maximum scope, time and territory and to such other extent as such court may judicially determine or indicate to be reasonable, or if the court or other governmental authority does not so determine or indicate, to the maximum extent which any pertinent statute or judicial decision may indicate to be a reasonable restriction under the circumstances involved, as so modified, the restrictions contains in this Agreement shall be binding and enforceable.

            (a) Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

            (h) Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular forms on the nouns and pronouns shall include the plural and vice versa.


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

            (i) The section headings are used solely for convenience, and shall not affect the construction thereof.

            (j) This Agreement may be executed in a number of identical counterparts, each of which, for all purposes, is to be deemed an original, and all of which constitute, collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, this Agreement has been executed by the Company and Consultant as of the date first written above.


                                                DUSKA THERAPEUTICS, INC.


                                              By:   /s/ Amir Pelleg, Ph.D.
                                              -----------------------------
                                                  Name: Amir Pelleg, Ph.D.
                                                 Title: President and COO


                                                JAMES S. KUO, M.D., M.B.A.


                                                   /s/   JAMES S. KUO, M.D.
                                                   -------------------------



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



                           CONFIDENTIALITY AGREEMENT


This Confidentiality Agreement (the "Agreement") is made this 1st day of June 2007, by and between Duska Therapeutics, Inc., whose address is Two Bala Plaza, Suite 300, Bala Cynwyd, PA 19004 ("Duska", hereunder), and James S. Kuo, M.D., M.B.A. of 1050 Scarlati Place, La Jolla, California 92037 ("Kuo", hereunder).



BACKGROUND:

      A. Duska has certain confidential and proprietary information, including but not limited to inventions, patent applications, patents, data, information, methods, processes, know how, and ideas relating to purinergic receptors, adenosine 5'-triphosphate (ATP), adenosine, cardio-cardiac and pulmonary-pulmonary reflexes, allergy and asthma and related disorders, male infertility and in vitro fertilization and related scientific and business information ("Information").

      B. Kuo has an extensive experience and expertise in all aspects of the pharmaceutical industry including management, financing and drug development.

      C. Duska is desirous of disclosing Information to Kuo in connection with its consideration of appointing Kuo as its President and Chief Executive Officer, and Kuo's is desirous of considering this appointment.

      NOW THEREFORE, intending to be legally bound, the parties agree as follows:

      1. Duska may, in its discretion, disclose to Kuo Information in writing or verbally. Information disclosed in writing will be labeled CONFIDENTIAL, and verbal Information will be submitted within two weeks of its disclosure in a succinct written form labeled CONFIDENTIAL. Kuo agrees to receive and maintain in strict confidence all Information received from Duska whether in writing or verbally. Kuo agrees not to disclose such Information to any third party. Kuo agrees not to use any such Information except to evaluate and analyze the Information in determining if he will enter into a contractual relationship with Duska.

      2. Kuo agrees to treat Information as strictly confidential and to take all necessary precautions to prevent the disclosure of such Information to others. Kuo agrees to notify Duska in the event that Kuo has reason to believe that any third party, firm or corporation has or may have access to Information when such access has not been authorized by Duska. Kuo agrees that Information will be reviewed by the least possible number of people necessary to evaluate Information and only by those employed by Kuo who have secrecy agreements with Kuo. Such review shall be completed as promptly as possible. Upon Duska's request, Kuo will promptly return to Duska all Information provided by Duska to Kuo under this Agreement except as required by law. The return of Information will not relieve Kuo of its continuing obligation of confidentiality hereunder.

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

      3. The foregoing restrictions on the use and disclosure shall not apply to any such Information which:

            a. at the time of disclosure, was already known to Kuo as evidenced in writing;

            b. at the time of disclosure, is generally available to the public or subsequently becomes available to the public other than by an act or omission on Kuo's part;

            c. shall be made available to Kuo on a non-confidential basis by a third party having the lawful right to do so; or

            d. is required to be disclosed pursuant to legal, judicial or administrative proceedings, in which event Kuo shall give Duska as much advance notice as reasonably possible of such required disclosure.

      4. Nothing contained herein shall be construed as giving Kuo any rights or license in or with respect to any of Information, except the right to review, analyze and evaluate Information on behalf of Duska. Neither party shall have any obligation to enter into any investment banking or other commercial relationship as a result of entering into this Agreement.

      5. This Agreement supersedes all prior understandings and agreements between the parties hereto, whether oral or written, with respect to the subject matter hereof. To be effective, an amendment, waiver or termination of this Agreement or any of its provisions must be in a document signed by each party which specifically states that it amends, waives or terminates, as the case may be, this Agreement or such provision.

      6. The obligations imposed on Kuo hereunder shall continue in force until such Information enters into the public domain or after three years from the date of execution of this Agreement, whichever come first.

      7. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania and enforceable in any court of competent jurisdiction in the Commonwealth of Pennsylvania. Kuo hereby submits to the jurisdiction of Pennsylvania courts and waives any objections it may have to such jurisdiction for controversies arising under this Agreement.


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

      8. It is expressly understood and agreed that the restrictions contained in this Agreement are reasonable and necessary to protect Duska. Accordingly, if a final judicial determination is made that the time, territory, scope or any other restriction contained in this Agreement is unreasonable or otherwise unenforceable, this Agreement shall not be rendered void, but shall be deemed amended to apply as to such maximum scope, time and territory and to such other extent as such court may judicially determine or indicate to be reasonable, or if the court or other governmental authority does not so determine or indicate, to the maximum extent which any pertinent statute or judicial decision may indicate to be a reasonable restriction under the circumstances involved, as so modified, the restrictions contains in this Agreement shall be binding and enforceable. In the event any one or more of the provisions of this Agreement is invalid or otherwise unenforceable, the enforceability of remaining provisions shall be unimpaired.

      9.    This Agreement shall not be assigned or transferred by Kuo.

      10. Kuo acknowledges that the restrictions contained in this Agreement are in view of the nature of Information reasonable and necessary to protect the legitimate proprietary interests of Duska and that any breach of any provision of this Agreement by Kuo could result in substantial and irreparable harm to Duska. Accordingly, Kuo agrees that damages at law may be an inadequate remedy for breach of this Agreement and that Duska shall be entitled to seek injunctive relief, enjoining and restraining Kuo from disclosing or using any such Information and specific performance, without the necessity of proving actual damages for any such breach. The rights set forth in this Section shall be in addition to all other rights Duska may have at law or in equity.

      IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Agreement to be executed by their duly authorized representatives on the date indicated below.


JAMES S. KUO, M.D., M.B.A.


/s/ James S. Kuo, M.D.
--------------------------

Date:  June 1, 2007


DUSKA THERAPEUTICS, INC.


By: /s/  Amir Pelleg, Ph.D.
----------------------------
Name:    Amir Pelleg, Ph.D.
Title:   President and COO

Date:  June 1, 2007


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